United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
May 7, 2008 (May 1, 2008)

Fidelity National Information Services, Inc.

(Exact name of Registrant as Specified in its Charter)

1-16427
(Commission File Number)

Georgia	58-2606325
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02. Compensatory Arrangements of Certain Officers
     Effective as of May 1, 2008, the Company entered into employment agreements with Lee A. Kennedy, Jeffrey S. Carbiener and Eric Swenson. Each employment agreement provides for a three-year term expiring on April 15, 2011, and contains a provision for automatic annual extensions beginning on the first anniversary of the effective date and continuing thereafter unless either party provides timely notice that the term should not be extended.
     Mr. Kennedy’s employment agreement provides that he will serve as the Company’s Chief Executive Officer, and will receive a minimum annual base salary of $1,015,000. Under his employment agreement, Mr. Kennedy’s annual cash bonus target under the Company’s annual incentive plan will be 200% of his base salary, with higher or lower amounts payable depending on performance relative to targeted results.
     Mr. Carbiener’s employment agreement provides that he will serve as the Company’s Chief Financial Officer, and will receive a minimum annual base salary of $515,000. Under his employment agreement, Mr. Carbiener’s annual cash bonus target under the Company’s annual incentive plan will be 150% of his base salary, with higher or lower amounts payable depending on performance relative to targeted results.
     Mr. Swenson’s employment agreement provides that he will serve as the Company’s President of Mortgage Information Services, and will receive a minimum annual base salary of $490,000. Under his employment agreement, Mr. Swenson’s annual cash bonus target under the Company’s annual incentive plan will be 100% of his base salary, with higher or lower amounts payable depending on performance relative to targeted results.
     Under the employment agreements, each executive is entitled to supplemental disability insurance sufficient to provide at least 2/3 of his pre-disability base salary, and the executive and his eligible dependents are entitled to medical and other insurance coverage the Company provides to its other top executives as a group.
     If, during the term of the employment agreement, (i) an executive’s employment is terminated by the Company for any reason other than “cause,” death or disability, or (ii) an executive terminates his employment for “good reason,” the executive will be entitled to receive the following compensation and benefits:
•	any earned but unpaid base salary and any expense reimbursement payments owed and any earned but unpaid annual bonus payments relating to the prior year;

•	a pro rated target bonus for the year in which the termination occurs;

•	a lump-sum payment equal to 300% of the sum of the executive’s (1) annual base salary and (2) the highest annual bonus paid to the executive within the three years preceding his termination or, if higher, the target bonus opportunity in the year in which the termination of employment occurs;

•	immediate vesting and/or payment of all equity awards; and

•	continued receipt of life and health insurance benefits for a period of 3 years, reduced by comparable benefits he may receive from another employer, together with a lump sum cash payment equal to 36 monthly medical and dental COBRA premiums based on the executive’s level of coverage on the date of termination.
     Each executive is also entitled to customary executive benefits under their employment agreements, and are subject to customary post-employment restrictive covenants. Further information concerning Messrs. Kennedy, Carbiener and Swenson is included in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
Date: May 7, 2008	By:	/s/ Jeffrey S. Carbiener
Name: Jeffrey S. Carbiener Title: Executive Vice President and Chief Financial Officer